Exhibit 99.1

              ENDWAVE REPORTS FIRST QUARTER 2005 FINANCIAL RESULTS

               ENDWAVE ACHIEVES 38% YEAR-OVER-YEAR REVENUE GROWTH

    SUNNYVALE, Calif., April 26 /PRNewswire-FirstCall/ -- Endwave Corporation (Nasdaq: ENWV), a leading provider of high-frequency RF modules for telecommunications networks, defense electronics and homeland security systems, today reported financial results for its first quarter ended March 31, 2005.

    Endwave reported revenues of $9.1 million for the first quarter of 2005, compared with revenues of $6.6 million for the first quarter of 2004 and $11.4 million for the fourth quarter of 2004. Cash, cash equivalents and short-term investments as of March 31, 2005 were $24.8 million compared with a balance of $25.1 million at December 31, 2004.

    Net loss for the first quarter of 2005 was $847,000, or $0.08 per share, compared with net loss for the first quarter of 2004 of $2.2 million, or $0.23 per share, and net profit for the fourth quarter of 2004 of $238,000, or $0.02 per diluted share. Pro forma net loss for the first quarter of 2005 was $672,000, or $0.06 per share, compared with pro forma net profit for the first quarter of 2004 of $375,000, or $0.04 per diluted share, and pro forma net profit for the fourth quarter of 2004 of $459,000, or $0.04 per diluted share.

    For the first quarter of 2005, pro forma net loss was calculated by excluding the amortization of intangible assets of $175,000. For the first quarter of 2004, pro forma net income was calculated by excluding restructuring charges of $2.9 million, recovery of loss on a sublease of $359,000, amortization of deferred stock compensation charges of $119,000 and a gain on the sale of land of $105,000. For the fourth quarter of 2004, pro forma net income was calculated by excluding the amortization of intangible assets of $221,000. Management believes that excluding the items described above may permit investors to better compare results from period to period and more accurately assess the company's prospects.

    "We are pleased to have achieved strong financial results during this seasonally slow first quarter, through robust growth in both telecom and non-telecom markets and continued improvement in our manufacturing efficiencies," said Ed Keible, Endwave's CEO and President. "Based on our strong performance in the first quarter, we remain optimistic about Endwave's prospects for revenue growth in 2005," added Keible.

    Endwave First Quarter 2005 Summary:
    -- Revenues were $9.1 million, 38% higher than first quarter 2004 revenues, and 20% lower than the fourth quarter of 2004.
    -- Revenues in the first quarter of 2005 attributable to sales to customers in defense, homeland security, and other non-telecom markets comprised 20% of total revenues, or $1.85 million.

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    -- Shipped products to approximately 100 customers during the quarter. Our largest customers for the quarter were Nokia and Siemens.
    -- Overall gross margin was 31% in the first quarter, consistent with gross margin from the fourth quarter of 2004.
    -- Completed initial deliveries of a new design for millimeter-wave receiver modules used in next-generation atmospheric monitoring systems.
    -- Participated in what the company believes to be the first commercial deployment of a 70/80 GHz (commonly referred to as "E-Band") Gigabit Radio Link with Gigabeam Corporation.
    -- Awarded the Phase II development contract for SafeView's security screening checkpoint system.
    -- Secured a new development contract from a major US defense prime contractor to design and deliver amplifier modules for use in the back-fit of an airborne defense system.

    Endwave will hold its regularly scheduled first quarter earnings call today at 1:30 p.m. Pacific Time, which will be available via web cast by logging on to the investor relations section of our website at http://www.endwave.com/investors. The web cast replay will be available online after the earnings call at approximately 2:30 p.m. Pacific Time, and will continue to remain available for 90 calendar days after the call. An audio telephone replay of the conference call will also be available approximately one hour following the conclusion of the call, and will continue to be available for five calendar days by dialing 888-203-1112 (domestically) or 719-457-0820 (internationally), and entering the confirmation code 2632314.

    About Endwave
    Endwave Corporation designs, manufactures, and markets RF modules that enable the transmission, reception and processing of high-frequency signals in telecommunications networks, defense electronics and homeland security systems. Our RF modules are typically used in high-frequency applications and include integrated transceivers, amplifiers, synthesizers, oscillators, up and down converters, frequency multipliers and microwave switch arrays. Endwave has 38 issued patents covering its core technologies including semiconductor and proprietary circuit designs. Endwave Corporation is headquartered in Sunnyvale, CA, with operations in Diamond Springs, CA; Andover, MA; and Chiang Mai, Thailand. Additional information about the company can be accessed from the company's web site at http://www.endwave.com.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

    This press release and the conference call referred to in this press release may contain forward-looking statements within the meaning of the Federal securities laws and is subject to the safe harbor created thereby. Any statements contained in this press release or on the conference call that are not statements of historical fact may be deemed to be forward-looking statements. Words such as "plans," "intends," "expects" and similar expressions are intended to identify these forward-looking statements. These statements include, but are not limited to, statements regarding product development and the timing thereof. Information contained in forward-looking statements is based on current expectations and is subject to change. Actual results could differ materially from the forward-looking statements due to many factors, including the following: our ability to achieve and maintain profitability; our customer and market concentration; our suppliers' abilities to deliver raw materials to our specifications and on time; our ability to penetrate new markets; fluctuations in our operating results from quarter to quarter; our reliance on third-party manufacturers and semiconductor foundries; acquiring businesses and integrating them with our own; component, design or manufacturing defects in our products; and our dependence on key personnel. Forward-looking statements contained in this press release and on our conference call should be considered in light of these factors and those factors discussed from time to time in Endwave's public reports filed with the Securities and Exchange Commission, such as those discussed under "Risk Factors" in Endwave's most recent annual report on Form 10-K. Endwave does not undertake any obligation to update such forward-looking statements.

                      Condensed Consolidated Balance Sheets
                                 (in thousands)
                                   (unaudited)

                                                      March 31,    December 31,
                                                        2005           2004
                                                    ------------   ------------
Assets
Current assets
Cash and cash equivalents                           $      8,869   $     14,158
Short-term investments                                    15,891         10,979
Accounts receivables, net                                  7,548          8,688
Inventories, net                                          10,701          7,866
Other current assets                                         661            477
Total current assets                                      43,670         42,168
Property and equipment, net                                2,050          2,394
Other assets, net                                            133            125
Goodwill and intangible assets                             5,252          5,407
Total assets                                        $     51,105   $     50,094

Liabilities and stockholders' equity
Current liabilities:
Accounts payable                                           5,057          3,587
Warranty accrual                                           4,503          4,488
Accrued compensation                                       1,624          1,370
Other accrued liabilities                                    959          1,026
Total current liabilities                                 12,143         10,471

Other long-term liabilities                                  500            559
Total stockholders' equity                                38,462         39,064
Total liabilities and stockholders' equity          $     51,105   $     50,094

                      CONSOLIDATED STATEMENTS OF OPERATIONS
              (in thousands, except share and per share amounts)
                                   (Unaudited)

                                                         Three months ended
                                                    ---------------------------
                                                      March 31,      March 31,
                                                        2005           2004
                                                    ------------   ------------
Total revenues                                      $      9,100   $      6,617
Costs and expenses:
Cost of product revenues                                   6,175          3,971
Cost of product revenues, amortization of
 intangible assets                                           113             --
Research and development                                   1,492            974
Sales, general and administrative                          2,274          1,829
Amortization of intangible assets                             62             --
Restructuring charges, net                                    --          2,899
Recovery on building sublease                                 --           (359)
Amortization of deferred stock compensation                   --            119
Total costs and expenses                                  10,116          9,433
Loss from operations                                      (1,016)        (2,816)
Interest and other income, net                               169            637
Net loss                                            $       (847)  $     (2,179)
Basic and diluted net loss per share                $      (0.08)  $      (0.23)
Weighted shares used in per-share calculation         10,518,656      9,472,107

               PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS(1)
               (in thousands, except share and per share amounts)
                                   (Unaudited)

                                                         Three months ended
                                                    ---------------------------
                                                      March 31,      March 31,
                                                        2005           2004
                                                    ------------   ------------
Total revenues                                      $      9,100   $      6,617
Costs and expenses:
Cost of product revenues                                   6,175          3,971
Research and development                                   1,492            974
Sales, general and administrative                          2,274          1,829
Total costs and expenses                                   9,941          6,774
Loss from operations                                        (841)          (157)
Interest and other income, net                               169            532
Net income (loss)                                   $       (672)  $        375
Basic and diluted net income (loss) per share       $      (0.06)  $       0.04
Weighted shares used in basic per-share
 calculation                                          10,518,656      9,472,107
Weighted shares used in diluted per-share
 calculation                                          10,518,656     10,497,287

    Basis of presentation:
    1. Pro forma operating results exclude restructuring charges, recovery on building sublease, amortization of deferred stock compensation charges, gain on sale of land and amortization of intangible assets.

              ACTUAL TO PRO FORMA NET INCOME (LOSS) RECONCILIATION
                                 (in thousands)
                                   (unaudited)

                                                         Three months ended
                                                    ---------------------------
                                                      March 31,      March 31,
                                                        2005           2004
                                                    ------------   ------------
Net loss actual                                     $       (847)  $     (2,179)
Cost of product revenues, amortization of
 intangible assets                                           113             --
Amortization of intangible assets                             62             --
Restructuring charges, net                                    --          2,899
Recovery on building sublease                                 --           (359)
Amortization of deferred stock compensation                   --            119
Gain on sale of land                                          --           (105)
Net income (loss) pro forma                         $       (672)  $        375

SOURCE  Endwave Corporation
    -0-                             04/26/2005
    /CONTACT: Julianne Biagini, Chief Financial Officer, +1-408-522-3105, or Mark Hebeisen, VP Marketing, +1-978-686-4400, ext. 105, both of Endwave Corporation/
    /Web site:  http://www.endwave.com /

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